Exhibit 3.155

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:05 PM 12/23/1998 981499124 – 2500493

CERTIFICATE OF FORMATION

of

CHARTER COMMUNICATIONS ENTERTAINMENT II, LLC

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. Seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Charter Communications Entertainment II, LLC (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and the address of its registered agent for service of process are as follows:

CorpAmerica, Inc.

30 Old Rudnick Lane

Dover, Delaware 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 23, 1998.

By:	CCT Holdings Corp. Its Authorized Person

	By:	/s/ Curtis S. Shaw
Name: CURTIS S. SHAW
Title: SENIOR V.P. & SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/11/2002 020633793 – 2500493

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS ENTERTAINMENT II, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER COMMUNICATIONS ENTERTAINMENT II, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10/9/02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)